AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Effective March 14, 1996, the second paragraph of Section 10 entitled "Expenses" of the General Distribution Agreement between each of the funds or portfolios indicated on the attached Appendix I shall be amended to read as follows:
  As provided in the Distribution and Service Plan adopted by the Issuer, it is recognized by the Issuer that FMR may make payment to Distributors with respect to any expenses incurred in the distribution of shares of the Issuer, such payments payable from the past profits or other resources of FMR including management fees paid to it by the Issuer.
Effective July 15, 1996, Section 1 entitled "Sale of Shares" shall be amended to read as follows:
  The Issuer grants to Distributors the right to sell shares on behalf of the Issuer during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions:
Distributors (i) shall have the right to sell, as agent on behalf of the Issuer, shares authorized for issue and registered under the 1933 Act, and
(ii) may sell shares under offers of exchange, if available, between and among the funds advised by Fidelity Management & Research Company ("FMR") or any of its affiliates.
Signed on behalf of each of the funds or portfolios identified on Appendix
I.
   On Behalf of Each of the Funds or Portfolios:
Attest:_/s/Arthur S. Loring___ By:___/s/J. Gary Burkhead_______
 Arthur S. Loring          J. Gary Burkhead
 Secretary
                                                               FIDELITY
DISTRIBUTORS CORPORATION:
Attest:__/s/Arthur S. Loring_______ By:__/s/Neal Litvak_________________
 Arthur S. Loring          Neal Litvack
AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Appendix I
Daily Money Fund:  Domestic
Daily Money Fund:  Treasury Only
Daily Money Fund:  U.S. Treasury Portfolio
Daily Tax-Exempt Money Fund
Fidelity Advisor Overseas Fund
Fidelity Advisor Natural Resources Fund
Fidelity Advisor Equity Growth Fund
Fidelity Advisor Strategic Opportunities Fund
Fidelity Advisor Large Cap Fund
Fidelity Advisor Mid Cap Fund
Fidelity Advisor Equity Income Fund
Fidelity Advisor Income & Growth Fund
Fidelity Advisor Government Investment Fund
Fidelity Advisor High Yield Fund
Fidelity Advisor Short Fixed-Income Fund
Fidelity Advisor Intermediate Bond Fund
Fidelity Advisor Emerging Markets Income Fund
Fidelity Advisor Strategic Income Fund
Fidelity Advisor California Municipal Income Fund
Fidelity Advisor New York Municipal Income Fund
Fidelity Advisor High Income Municipal Fund
Fidelity Advisor Short-Intermediate Municipal Income Fund
Fidelity Advisor Municipal Bond Fund
Fidelity Aggressive Municipal Fund
Fidelity Asset Manager
Fidelity Asset Manager: Income
Fidelity Asset Manager: Growth
Fidelity California Municipal Money Market Fund
Fidelity California Municipal Income Fund
Fidelity California Insured Municipal Income Fund
Fidelity Capital & Income Fund
Fidelity Cash Reserves
Fidelity Connecticut Municipal Money Market Fund
Fidelity Convertible Securities Fund
Fidelity Daily Income Trust
Fidelity Disciplined Equity Fund
Fidelity Dividend Growth Fund
Fidelity Equity-Income II Fund
Fidelity Fund
Fidelity Ginnie Mae Fund
Fidelity Global Bond Fund
Fidelity Global Balanced Fund
Fidelity Government Securities Fund
Fidelity Municipal Income Fund
Fidelity Institutional Cash Portfolios: Domestic
Fidelity Institutional Cash Portfolios: Money Market
Fidelity Institutional Cash Portfolios: Government
Fidelity Institutional Cash Portfolios: Treasury
Fidelity Institutional Tax-Exempt Cash Portfolios: Tax-Exempt
Fidelity Institutional Short-Intermediate Government Fund
Fidelity Insured Municipal Income Fund
Fidelity Intermediate Bond Fund
Fidelity Investment Grade Bond Fund
Fidelity Large Cap Stock Fund
Fidelity Limited Term Municipal Income Fund
Fidelity Market Index Fund
Fidelity Massachusetts Municipal Money Market Fund
Fidelity Massachusetts Municipal Income Fund
Fidelity Michigan Municipal Money Market Fund
Fidelity Michigan Municipal Income Fund
Fidelity Mid-Cap Stock Fund
Fidelity Minnesota Municipal Income Fund
Fidelity Mortgage Securities Fund
Fidelity New Jersey Municipal Money Market Fund
Fidelity New Markets Income Fund
Fidelity New York Insured Municipal Income Fund
Fidelity New York Municipal Income Fund
Fidelity New York Municipal Money Market Fund
Fidelity Ohio Municipal Money Market Fund
Fidelity Ohio Municipal Income Fund
Fidelity Retirement Growth Fund
Fidelity Real Estate High Income Fund
Fidelity Short-Intermediate Government Fund
Fidelity Short-Term Bond Fund
Fidelity Short-Term World Bond Fund
Fidelity Target Timeline 1999
Fidelity Target Timeline 2001
Fidelity Target Timeline 2003
Fidelity Tax Exempt Money Market Trust
Fidelity Trend Fund
Fidelity U.S. Bond Index Portfolio
Fidelity U.S. Equity Index Portfolio
Fidelity U.S. Government Reserves
Fidelity Utilities Fund
Fidelity Value Fund
Rated Money Market
Retirement Government Money Market Portfolio
Retirement Money Market Portfolio
Spartan Aggressive Municipal Fund
Spartan Arizona Municipal Money Market Fund
Spartan Arizona Municipal Income Fund
Spartan Bond Strategist
Spartan California Municipal Money Market Fund
Spartan California Municipal Income Fund
Spartan California Intermediate Municipal Income Fund
Spartan Connecticut Municipal Money Market Fund
Spartan Connecticut Municipal Income Fund
Spartan Florida Municipal Money Market Fund
Spartan Florida Municipal Income Fund
Spartan Ginnie Mae Fund
Spartan Government Income Fund
Spartan High Income Fund
Spartan Intermediate Municipal Income Fund
Spartan Investment Grade Bond Fund
Spartan Limited Maturity Government Fund
Spartan Maryland Municipal Income Fund
Spartan Massachusetts Municipal Money Market Fund
Spartan Money Market Fund
Spartan Municipal Income Fund
Spartan Municipal Money Fund
Spartan New Jersey Municipal Money Market Fund
Spartan New York Municipal Income Fund
Spartan New York Intermediate Municipal Income Fund
Spartan New York Municipal Money Market Fund
Spartan Pennsylvania Municipal Money Market Fund
Spartan Pennsylvania Municipal Income Fund
Spartan Short-Intermediate Government Fund
Spartan Short-Intermediate Municipal Income Fund
Spartan Short-Term Bond Fund
Spartan U.S. Government Money Market Fund
Spartan U.S. Treasury Money Market Fund
The North Carolina Capital Management Trust:  Cash Portfolio
The North Carolina Capital Management Trust:  Term Portfolio
Variable Insurance Products Fund:
 Money Market Portfolio
 High Income Portfolio
 Equity-Income Portfolio
 Growth Portfolio
 Overseas Portfolio
Variable Insurance Products Fund  II:
 Investment Grade Bond Portfolio
 Asset Manager Portfolio
 Index 500 Portfolio
 Contrafund Portfolio
 Asset Manager: Growth Portfolio
Fidelity Advisor Annuity Fund:
 Fidelity Advisor Annuity Money Market Fund
 Fidelity Advisor Annuity Government Investment Fund
 Fidelity Advisor Annuity High yield Fund
 Fidelity Advisor Annuity Income & Growth Fund
 Fidelity Advisor Annuity Growth Opportunities Fund
 Fidelity Advisor Annuity Overseas Fund